Exhibit 99.1

FOR IMMEDIATE RELEASE

New York REIT Announces First Quarter 2014 Operating Results

New York, New York, May 13, 2014 – New York REIT, Inc. (NYSE: NYRT) (“NYRT” or the “Company”), a real estate investment trust (“REIT”) focused on acquiring, owning and operating commercial real estate located in New York City, announced today its financial and operating results for the first quarter of 2014.

Select First Quarter Highlights:

•         Generated Core Funds from Operations (“Core FFO”) of $19.3 million or $0.11 per diluted share

•         Increased rental rates on replacement leases by 15% on a cash basis

•         Reported quarter-end occupancy on Company’s portfolio of 94.3%

Subsequent to Quarter End Highlights:

•         Completed successful listing on the New York Stock Exchange (the “NYSE”)

•         Closed new $705 million revolving credit and term loan facility to finance future growth

•         Declared monthly dividend on the Company’s common stock of $0.46 on an annualized basis

“We are very pleased to report that we’ve successfully completed our listing on the New York Stock Exchange and delivered on our promise to provide our investors with liquidity, in addition to durable income and capital appreciation,” said Nicholas S. Schorsch, Chairman and CEO. “We’ve also built a first-class management team, led by Michael Happel and Greg Sullivan, and assembled a high-quality portfolio of New York City real estate acquired at an attractive time in the market cycle.”

Michael Happel, President, added “We are the only property company on the public exchanges that provides investors a pure play on New York City commercial real estate, one of the best real estate markets in the world, and we are built for growth. In our current property portfolio, we expect to have approximately 14% same-store cash NOI growth between calendar 2014 and calendar 2015. Moreover, our strong balance sheet, further enhanced by the low participation in our recently closed tender offer, gives us considerable “dry powder.” Given our current size and the acquisitions available to us, we understand that just a handful of attractive property purchases can substantially “move the needle” for this Company.”

Key Financial Measures

For the first quarter, the Company reported Core FFO of $19.3 million, or $0.11 cents per diluted share, AFFO (defined below) of $13.4 million, or $0.08 cents per diluted share, and Cash NOI (defined below) of $23.3 million. Net loss for the first quarter was $8.2 million, which included $24.3 million of depreciation and amortization expense.

Greg Sullivan, CFO and COO, commented, “As a newly listed company, it will take time for our share price to stabilize and trade in line with other public market peers. Several important events in that process will include the completion of our tender offer later this week, the expected addition of our stock to various indices, including the Russell 2000 Index and the MSCI US REIT Index, as well as establishing and building up research coverage on our Company.”

Leasing Activity and Occupancy

In the first quarter, the Company signed two lease renewals representing 8,379 square feet. For the first quarter, the rental rates on the two replacement leases increased 15% on a cash basis and 10% on a GAAP (defined below) basis. Leasing commissions for leases signed in the first quarter were $18.28 per rented square foot with no associated tenant improvements.

Financial Strength and Liquidity

The Company’s combined total debt to pro forma enterprise value was 33%. Enterprise value of $2.8 billion is based on the May 9, 2014 closing share price of $10.57, multiplied by March 31, 2014 total fully diluted outstanding shares of 176.4 million and adding March 31, 2014 total combined debt of $905.5 million, which includes the Company’s pro-rata share of unconsolidated debt.

As of quarter end, interest coverage was 3.5x based on first quarter Adjusted EBITDA and the weighted average interest rate on the Company’s outstanding debt was 3.6%. Adjusted EBITDA was calculated based on annualizing the Company’s results for the three months ended March 31, 2014. As of quarter end, the Company had $905.5 million of combined debt outstanding with an average remaining term of 6.4 years.

At quarter end, there was $305.0 million outstanding and $85.0 million of unused commitments under the Company’s $390.0 million credit facility. Subsequent to quarter end, the Company substantially increased the size of its debt facility from $390.0 million to $705.0 million and increased its unused commitments to $400.0 million.

Guidance

The Company reiterated that for the full year 2015, it expects Core FFO per share in the range of $0.63 - $0.67 and AFFO per share in the range of $0.52 - $0.56. Full-year guidance assumes $375.0 million of asset acquisitions over the 2014 and 2015 calendar years and same-store Cash NOI growth of between 13% and 15% for the same two-year period.

Dividends

Subsequent to the first quarter, the Company’s Board of Directors approved a Company common stock dividend at an annual rate of $0.46 per share, paid monthly commencing with the May 2014 dividend. The dividend is payable on May 15, 2014, to shareholders of record as of May 8, 2014.

The annualized dividend of $0.46 per share equates to a monthly dividend of $0.0383 per common share and represents an annual dividend yield of 4.4%, based on the Company’s closing pricing of $10.57 per share on May 9, 2014.

Tender

During the quarter, the Company announced a tender offer to purchase up to $250.0 million of its stock at a price of $10.75 per share. The tender closed at midnight on May 12, 2014. The preliminary results of the tender were reported in an 8-K earlier this morning.

Conference Call

The Company will host a conference call on May 13, 2014 at 1 p.m. (Eastern Time) to discuss the financial results.

Dial-in instructions for the conference call and the replay are outlined below. This conference call will also be broadcast live over the Internet and can be accessed by all interested parties through the NYRT website, www.nyrt.com, in the "Investor Relations" section. To listen to the live call, please go to the Company's "Investor Relations" section of the website at least 15 minutes prior to the start of the call to register and download any necessary audio software. For those who are not able to listen to the live broadcast, a replay will be available shortly after the call on the NYRT website at www.nyrt.com.

Conference Call Details

Live Call
Dial-In (Toll Free): 1-888-317-6003
International Dial In (Toll Free): 1-412-317-6061
Canada Dial In (Toll Free): 1-866-284-3684
Participant Elite Entry Number: 5295594

Conference Replay*
Domestic Dial In (Toll Free): 1-877-344-7529
International Dial In (Toll Free): 1-412-317-0088
Canada Dial In (Toll Free): 1-855-669-9658
Conference Number: 10045415

*Available 1 hour after the end of the conference through End Date: May 21, 2014 at 9:00 am ET.

(Participants will be required to state their name and company upon entering call).

Supplemental Schedules

The Company has provided a supplemental information package to provide additional disclosure and financial information for the benefit of the Company’s various stakeholders. The supplemental package can be found under the “Presentations” tab in the Investor Relations section of the Company’s website at www.nyrt.com.

About the Company

NYRT is a publicly traded corporation listed on the NYSE and is a New York City focused REIT that acquires commercial real estate, including office and retail properties, located in New York City. The Company currently owns 23 buildings representing 3.1 million square feet. Additional information about NYRT can be found on its website at www.nyrt.com. NYRT may disseminate important information regarding it and its operations, including financial information, through social media platforms such as Twitter, Facebook and LinkedIn. Additional information is also available on the Company’s website at www.nyrt.com.

Forward-Looking Statements

The statements in this press release that are not historical facts may be forward-looking statements. These forward looking statements involve substantial risks and uncertainties. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements NYRT makes. Forward-looking statements may include, but are not limited to, statements regarding stockholder liquidity and investment value and returns.

The words “anticipates,” “believes,” “expects,” “estimates,” “projects,” “plans,” “intends,” “may,” “will,” “would,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Factors that might cause such differences include, but are not limited to: the impact of current and future regulation; the impact of credit rating changes; the effects of competition; the ability to attract, develop and retain executives and other qualified employees; changes in general economic or market conditions; and other factors, many of which are beyond NYRT’s control, including other factors included in NYRT’s reports filed with the SEC, particularly in the “Risk Factors” and “Management's Discussion and Analysis of Financial Condition and Results of Operations” sections of NYRT's latest Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, each as filed with the SEC, as such Risk Factors may be updated from time to time in subsequent reports. NYRT does not assume any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

Contacts
Anthony J. DeFazio	Gregory W. Sullivan
DDCworks tdefazio@ddcworks.com	Chief Financial Officer New York REIT, Inc.
(484) 342-3600	gsullivan@nyrt.com
(212) 415-6500

Andrew G. Backman, Managing Director
Investor Relations / Public Relations
RCS Capital Corporation
abackman@rcscapital.com
(917) 475-2135

NEW YORK REIT, INC.

Consolidated Balance Sheets

(In thousands)

	March 31,	December 31,
	2014	2013
ASSETS	(Unaudited)
Real estate investments, at cost:
Land	$425,814	$425,814
Buildings, fixtures and improvements	990,466	989,145
Acquired intangible lease assets	127,004	127,846
Total real estate investments, at cost	1,543,284	1,542,805
Less accumulated depreciation and amortization	(61,958)	(41,183)
Total real estate investments, net	1,481,326	1,501,622
Cash and cash equivalents	237,022	233,377
Restricted cash	1,720	1,122
Investment securities, at fair value	1,172	1,048
Investments in unconsolidated joint ventures	229,127	234,774
Preferred equity investment	30,000	30,000
Derivatives, at fair value	429	490
Receivable for sale of common stock	—	11,127
Prepaid expenses and other assets	24,367	21,404
Deferred costs, net	14,900	13,341
Total assets	$2,020,063	$2,048,305
LIABILITIES AND EQUITY
Mortgage notes payable	$172,599	$172,716
Credit facility	305,000	305,000
Market lease liabilities, net	69,897	73,029
Derivatives, at fair value	940	875
Accounts payable and accrued expenses	26,708	30,703
Deferred rent and other liabilities	6,747	7,997
Distributions payable	9,029	8,726
Total liabilities	590,920	599,046
Common stock	1,756	1,741
Additional paid-in capital	1,547,889	1,533,698
Accumulated other comprehensive loss	(615)	(613)
Accumulated deficit	(120,329)	(86,008)
Total stockholders' equity	1,428,701	1,448,818
Non-controlling interests	442	441
Total equity	1,429,143	1,449,259
Total liabilities and equity	$2,020,063	$2,048,305

NEW YORK REIT, INC.

Consolidated Statements of Operations

(In thousands)

(Unaudited)

	Three Months Ended March 31,
	2014	2013
Revenues:
Rental income	$27,171	$7,674
Operating expense reimbursements and other revenue	6,421	653
Total revenues	33,592	8,327
Operating expenses:
Property operating	14,005	1,737
Operating fees to affiliates	—	—
Acquisition and transaction related	69	2,800
General and administrative	1,361	160
Depreciation and amortization	24,254	4,286
Total operating expenses	39,689	8,983
Operating loss	(6,097)	(656)
Other income (expenses):
Interest expense	(3,939)	(2,146)
Income from unconsolidated joint venture	1,257	—
Income from preferred equity investment and investment securities	623	—
Interest income	1	—
Total other expenses	(2,058)	(2,146)
Net loss	(8,155)	(2,802)
Net loss (income) attributable to non-controlling interests	(1)	8
Net loss attributable to stockholders	$(8,156)	$(2,794)

Basic and diluted net loss per share available to stockholders	$(0.05)	$(0.12)

NEW YORK REIT, INC.

Funds from Operations, Core Funds from Operations and Adjusted Funds from Operations

(In thousands)

	Three Months Ended March 31,
	2014	2013
Net loss attributable to stockholders (in accordance with GAAP)	$(8,156)	$(2,794)
Depreciation and amortization attributable to stockholders	27,358	4,246
FFO	19,202	1,452
Acquisition fees and expenses	69	2,800
Core FFO	19,271	4,252
Amortization of above or accretion of below market intangibles, net	(2,454)	(70)
Losses from the extinguishment of debts	—	35
Deferred financing costs	726	375
Non-cash equity compensation	16	11
Distributions on Class B units	88	14
Straight-line rent	(2,990)	(1,373)
Second generation capital expenditures	(1,216)	(26)
AFFO	$13,441	$3,218

NEW YORK REIT, INC.

Reconciliation of Net Loss to Adjusted EBITDA, NOI and Cash NOI

(In thousands)

(Unaudited)

	Three Months Ended March 31,
(In thousands)	2014	2013
Net loss attributable to stockholders (in accordance with GAAP)	$(8,156)	$(2,794)
Acquisition fees and expenses	69	2,800
Depreciation and amortization attributable to stockholders	24,254	4,286
Interest Expense	3,939	2,146
Proportionate share of adjustments related to non-controlling interests	(9)	(59)
Proportionate share of adjustments related to unconsolidated joint ventures	7,946	—
Adjusted EBITDA	28,043	6,379
Other income	(624)	—
General and administrative	1,361	160
NOI	28,780	6,539
Amortization of above or accretion of below market intangibles, net	(2,454)	(70)
Straight-line rent	(2,990)	(1,373)
Cash NOI	$23,336	$5,096

Non-GAAP Financial Measures

Funds from Operations, Core Funds from Operations and Adjusted Funds from Operations

Due to certain unique operating characteristics of real estate companies, as discussed below, the National Association of Real Estate Investment Trusts, Inc. (“NAREIT”), an industry trade group, has promulgated a measure known as funds from operations (“FFO”), which the Company believes to be an appropriate supplemental measure to reflect the operating performance of a REIT. FFO is a supplemental performance measure but is not equivalent to the Company’s net income or loss as determined under accounting principles generally accepted in the United States of America (“GAAP”).

The Company defines FFO, a non-GAAP measure, consistent with the standards established by the White Paper on FFO approved by the Board of Governors of NAREIT, as revised in February 2004 (the “White Paper”). The White Paper defines FFO as net income or loss computed in accordance with GAAP, excluding gains or losses from sales of property but including asset impairment writedowns, plus depreciation and amortization, after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect FFO. The Company’s FFO calculation complies with NAREIT’s definition.

The historical accounting convention used for real estate assets requires straight-line depreciation of buildings and improvements, which implies that the value of a real estate asset diminishes predictably over time, especially if not adequately maintained or repaired and renovated as required by relevant circumstances or as requested or required by lessees for operational purposes in order to maintain the value disclosed. The Company believes that, because real estate values historically rise and fall with market conditions, including inflation, interest rates, the business cycle, unemployment and consumer spending, presentations of operating results for a REIT using historical accounting for depreciation and certain other items may be less informative. Historical accounting for real estate involves the use of GAAP. Any other method of accounting for real estate such as the fair value method cannot be construed to be any more accurate or relevant than the comparable methodologies of real estate valuation found in GAAP. Nevertheless, the Company believes that the use of FFO, which excludes the impact of real estate related depreciation and amortization, among other things, provides a more complete understanding of the Company’s performance to investors and to management, and when compared year over year, reflects the impact on the Company’s operations from trends in occupancy rates, rental rates, operating costs, general and administrative expenses, and interest costs, which may not be immediately apparent from net income. However, FFO, Core FFO and adjusted funds from operations (“AFFO”), as described below, should not be construed to be more relevant or accurate than the current GAAP methodology in calculating net income or in its applicability in evaluating the Company’s operating performance. The method utilized to evaluate the value and performance of real estate under GAAP should be construed as a more relevant measure of operational performance and considered more prominently than the non-GAAP FFO, Core FFO and AFFO measures and the adjustments to GAAP in calculating FFO, Core FFO and AFFO. Other REITs may not define FFO in accordance with the current NAREIT definition (as the Company does) or may interpret the current NAREIT definition differently than the Company does and/or calculate Core FFO and/or AFFO differently than the Company does. Consequently, the Company’s presentation of FFO, Core FFO and AFFO may not be comparable to other similarly titled measures presented by other REITs.

The Company considers FFO, Core FFO and AFFO useful indicators of its performance. Because FFO calculations exclude such factors as depreciation and amortization of real estate assets and gains or losses from sales of operating real estate assets (which can vary among owners of identical assets in similar conditions based on historical cost accounting and useful-life estimates), FFO facilitates comparisons of operating performance between periods and between other REITs in the Company’s peer group.

Changes in the accounting and reporting promulgations under GAAP (for acquisition fees and expenses from a capitalization/depreciation model to an expensed-as-incurred model) that were put into effect in 2009 and other changes to GAAP accounting for real estate subsequent to the establishment of NAREIT's definition of FFO have prompted an increase in cash-settled expenses, specifically acquisition fees and expenses for all industries as items that are expensed under GAAP, that are typically accounted for as operating expenses.

Core FFO is FFO, excluding acquisition and transaction related costs as well as certain other costs that the Company considers to be non-recurring. The purchase of properties, and the corresponding expenses associated with that process, is a key operational feature of the Company’s business plan to generate operational income and cash flows in order to make distributions to investors. In evaluating investments in real estate, the Company differentiates the costs to acquire the investment from the operations derived from the investment. By excluding expensed acquisition costs, the Company believes Core FFO provides useful supplemental information that is comparable for each type of real estate investment and is consistent with management's analysis of the investing and operating performance of the Company’s properties.

The Company excludes certain income or expense items from AFFO that it considers more reflective of investing activities, other non-cash income and expense items and the income and expense effects of other activities that are not a fundamental attribute of the Company’s business plan. These items include unrealized gains and losses, which may not ultimately be realized, such as gains or losses on derivative instruments, gains or losses on contingent valuation rights, gains and losses on investments and early extinguishment of debt. The Company also excludes distributions on Class B OP Units. In addition, by excluding non-cash income and expense items such as amortization of above and below market leases, amortization of deferred financing costs, straight-line rent and non-cash equity compensation from AFFO the Company believes it provides useful information regarding income and expense items which have no cash impact and do not provide liquidity to the Company or require capital resources of the Company. By providing AFFO, the Company believes it is presenting useful information that assists investors and analysts to better assess the sustainability of the Company’s ongoing operating performance without the impacts of transactions that are not related to the ongoing profitability of the Company’s portfolio of properties. The Company also believes that AFFO is a recognized measure of sustainable operating performance by the REIT industry. Further, the Company believes AFFO is useful in comparing the sustainability of its operating performance with the sustainability of the operating performance of other real estate companies that are not as involved in activities which are excluded from the Company’s calculation. Investors are cautioned that AFFO should only be used to assess the sustainability of the Company’s operating performance excluding these activities, as it excludes certain costs that have a negative effect on the Company’s operating performance during the periods in which these costs are incurred.

In calculating AFFO, the Company excludes expenses, which under GAAP are characterized as operating expenses in determining operating net income. These expenses are paid in cash by the Company, and therefore such funds will not be available to distribute to investors. All paid and accrued merger and acquisition fees and certain other expenses negatively impact the Company’s operating performance during the period in which expenses are incurred or properties are acquired will also have negative effects on returns to investors, the potential for future distributions, and cash flows generated by the Company, unless earnings from operations or net sales proceeds from the disposition of other properties are generated to cover the purchase price of the property and certain other expenses. Therefore, AFFO may not be an accurate indicator of the Company’s operating performance, especially during periods in which mergers are being consummated or properties are being acquired or certain other expenses are being incurred. AFFO that excludes such costs and expenses would only be comparable to companies that did not have such activities. Further, under GAAP, certain contemplated non-cash fair value and other non-cash adjustments are considered operating non-cash adjustments to net income in determining cash flow from operating activities. In addition, the Company views fair value adjustments as items which are unrealized and may not ultimately be realized. The Company views both gains and losses from fair value adjustments as items which are not reflective of ongoing operations and are therefore typically adjusted for when assessing operating performance. Excluding income and expense items detailed above from the Company’s calculation of AFFO provides information consistent with management's analysis of the operating performance of the properties. Additionally, fair value adjustments, which are based on the impact of current market fluctuations and underlying assessments of general market conditions, but can also result from operational factors such as rental and occupancy rates, may not be directly related or attributable to the Company’s current operating performance. By excluding such changes that may reflect anticipated and unrealized gains or losses, the Company believes AFFO provides useful supplemental information.

As a result, the Company believes that the use of FFO, Core FFO and AFFO, together with the required GAAP presentations, provide a more complete understanding of the Company’s performance relative to its peers and a more informed and appropriate basis on which to make decisions involving operating, financing, and investing activities.

Earnings before Interest, Taxes and Depreciation and Amortization, Net Operating Income and Cash Net Operating Income

Earnings before interest, taxes, depreciation and amortization adjusted for acquisition fees and expenses and including the Company’s pro-rata share from unconsolidated joint ventures ("Adjusted EBITDA") is an appropriate measure of the Company’s ability to incur and service debt. Adjusted EBITDA should not be considered as an alternative to cash flows from operating activities, as a measure of the Company’s liquidity or as an alternative to net income as an indicator of the Company’s operating activities. Other REITs may calculate Adjusted EBITDA differently and the Company’s calculation should not be compared to that of other REITs.

Net operating income ("NOI") is a non-GAAP financial measure equal to net income attributable to stockholders, the most directly comparable GAAP financial measure, less discontinued operations, interest, other income and income from preferred equity investments and investments securities, plus corporate general and administrative expense, acquisition and transaction costs, depreciation and amortization and interest expense. NOI is adjusted to include the Company’s pro-rata share of NOI from unconsolidated joint ventures. The Company uses NOI internally as a performance measure and believes NOI provides useful information to investors regarding the Company’s financial condition and results of operations because it reflects only those income and expense items that are incurred at the property level. Therefore, the Company believes NOI is a useful measure for evaluating the operating performance of the Company’s real estate assets and to make decisions about resource allocations. Further, the Company believes NOI is useful to investors as a performance measure because, when compared across periods, NOI reflects the impact on operations from trends in occupancy rates, rental rates, operating costs and acquisition activity on an unleveraged basis, providing perspective not immediately apparent from net income. NOI excludes certain components from net income in order to provide results that are more closely related to a property's results of operations. For example, interest expense is not necessarily linked to the operating performance of a real estate asset and is often incurred at the corporate level as opposed to the property level. In addition, depreciation and amortization, because of historical cost accounting and useful life estimates, may distort operating performance at the property level. NOI presented by the Company may not be comparable to NOI reported by other REITs that define NOI differently. We believe that in order to facilitate a clear understanding of the Company’s operating results, NOI should be examined in conjunction with net income as presented in the Company’s consolidated financial statements. NOI should not be considered as an alternative to net income as an indication of the Company’s performance or to cash flows as a measure of the Company’s liquidity or ability to make distributions.

Cash NOI is NOI presented on a cash basis, which is NOI after eliminating the effects of straight-lining of rent and the amortization of above and below market leases.